Exhibit 99.1

Pacific Premier Bancorp, Inc. Announces Second Quarter 2014 Results (Unaudited)

Second Quarter 2014 Summary

·	Net income of $4.6 million, or $0.27 per fully diluted share
·	Return on average tangible common equity of 11.96%
·	Return on average assets of 1.06%
·	Total assets increase 10% from the end of the prior quarter to $1.9 billion
·	Loan originations increase to $152 million
·	Total loans increase 11% from the end of the prior quarter
·	Net interest margin of 4.26%
·	Efficiency ratio improves to 56.56%
·	Tangible book value per share increases $0.30 to $9.56

Irvine, Calif., July 23, 2014 -- Pacific Premier Bancorp, Inc.  (NASDAQ: PPBI) (the “Company”), the holding company of Pacific Premier Bank, reported net income for the second quarter of 2014 of $4.6 million, or $0.27 per diluted share. This compares with net income of $2.6 million, or $0.15 per diluted share, for the first quarter of 2014 and a net loss of $249,000, or ($0.02) per share, for the second quarter of 2013.

For the first six months of 2014, the Company recorded net income of $7.3 million, or $0.42 per diluted share. This compares with net income of $1.7 million, or $0.11 per diluted share, for the first six months of 2013.

The Company had one-time merger-related expenses totaling $626,000 associated with the acquisition of Infinity Franchise Holdings, LLC (“Infinity Franchise Holdings”) in the first quarter of 2014, $5.0 million associated with the acquisition of San Diego Trust Bank (“San Diego Trust”) in the second quarter of 2013 and $1.7 million associated with the acquisition of First Associations Bank (“First Associations”) in the first quarter of 2013.  Excluding one-time merger-related expenses during the reporting periods, the Company’s reported net income for the second quarter of 2014 of $4.6 million, or $0.27 per diluted share, compares to an adjusted net income of $3.0 million, or $0.17 per diluted share, for the first quarter of 2014 and $3.0 million, or $0.19 per diluted share, for the second quarter of 2013.  Also excluding one-time merger-related expenses, the Company reported adjusted net income of $7.7 million, or $0.44 per diluted share, for the first six months of 2014, compares to an adjusted net income of $6.1 million, or $0.39 per diluted share, for the first six months of 2013.

For the three months ended June 30, 2014, the Company’s return on average assets was 1.06% and return on average equity was 9.79%, compared with an adjusted 0.73% return on average assets and an adjusted 6.64% return on average equity for the three months ended March 31, 2014, and an adjusted 0.86% return on average assets and an adjusted 7.59% return on average equity for the three months ended June 30, 2013.  For the three months ended June 30, 2014, the Company’s return on average tangible common equity was 11.96%, compared with 7.22% for the three months ended March 31, 2014, and a minus 0.41% for the three months ended June 30, 2013.

Steven R. Gardner, President and Chief Executive Officer of the Company, commented on the results, “The second quarter results reflect our employees’ ability to generate solid profitable growth. During the current quarter, we saw strong growth in net interest income and noninterest income while costs remained well contained.  Following a number of quarters of elevated expenses related to acquisitions and upgrading our technology platform, we experienced a more normalized level of expenses in the second quarter.  As a result, our efficiency ratio improved to 56.6%, which helped drive our return on tangible common equity to 11.96%.

“We had a very strong quarter of business development, resulting in $152 million in loan originations, which was well diversified with each of our major lending areas making significant contributions.  Consistent with our focus on small- and middle-market business banking, nearly half of our loan production was in commercial and industrial loans.  Our franchise lending group is providing an additional vehicle for C&I loan growth, contributing $28 million in loan originations in the second quarter, and the group continues to build its loan pipeline.

“Our strong loan growth outpaced deposit gathering in the second quarter moving our loan to deposit ratio to above 100%.  We are comfortable running the business with an elevated ratio for a period of time.  However, we anticipate seeing stronger deposit inflows in the second half of the year, driven by new customer relationships we are developing.

“With the diverse business mix we have developed, we see good opportunities to attract more commercial customers throughout Southern California.  We believe that the greater Los Angeles area represents a largely untapped growth opportunity for Pacific Premier, and we are planning to steadily increase our penetration into this market in the coming quarters.”

Net Interest Income and Net Interest Margin

Net interest income totaled $17.7 million in the second quarter of 2014, up $1.1 million or 6.4% from the first quarter of 2014.  The increase in net interest income primarily reflected an increase in the average interest-earning assets of $98.4 million, partially offset by a decrease in net interest margin of 4 basis points.  The increase in average assets for the second quarter of 2014 included increases in loans of $107.6 million and cash and cash equivalents of $9.3 million, partially offset by a decrease in investment securities of $18.6 million. The net interest margin for the second quarter of 2014 was 4.26%, compared with 4.30% in the first quarter of 2014.  The decrease in net interest margin was primarily attributable to a decrease in yield on average interest-earning assets of 2 basis points, primarily from lower yielding loans of 8 basis points, and higher interest-bearing liability costs of 2 basis points, primarily from higher deposit costs of 3 basis points. The weighted average loan portfolio rate at June 30, 2014 was 4.94%, compared to 5.00% at March 31, 2014.  The 6 basis point decrease primarily reflected lower rates on loan originations during the second quarter of 2014.

Net interest income for the second quarter of 2014 increased $4.1 million or 30.2%, compared to the second quarter of 2013.  The increase in net interest income was primarily related to an increase in interest-earning assets of $306.3 million, primarily related to the acquisition of San Diego Trust, which occurred in the second quarter of 2013, and organic loan growth, and an increase in net interest margin of 25 basis points.  The increase in the net interest margin was primarily related to a higher yield on interest-earning assets of 23 basis points, as we deployed liquidity received from our acquisitions of First Associations and San Diego Trust to increase the level of higher yielding loans within interest-earning assets.  The margin also benefited from a drop in the cost of interest-bearing liabilities by 4 basis points.

For the first six months of 2014, net interest income totaled $34.3 million, up $7.8 million or 29.6% over net interest income for the first six months of 2013. The increase reflected an increase in interest-earning assets of $370.9 million while the net interest margin remained unchanged at 4.28%.  The increase in interest-earning assets was primarily related to the acquisitions of First Associations and San Diego Trust in the first and second quarters of 2013, respectively, and our organic loan growth. The net interest margin included a decrease in the yield on interest-earning assets of 7 basis points along with an improved mix in higher yielding loans from leveraging the liquidity received from our acquisitions and a decrease in the cost of interest-bearing liabilities of 10 basis points with an improved mix of lower costing transaction accounts.

Provision for Loan Losses

We recorded a $1.0 million provision for loan losses during the second quarter of 2014, up from $949,000 for the first quarter of 2014 and $322,000 for the second quarter of 2013.  The increase in the provision for loan losses in the second quarter of 2014 was attributable to the growth in our loan portfolio.  In the second quarter of 2014, we had net loan recoveries of $18,000, compared to net loan charge-offs of $464,000 in the first quarter of 2014 and $322,000 in the second quarter of 2013.

For the first six months of 2014, we recorded a $2.0 million provision for loan losses, up from $618,000 recorded for the first six months of 2013. The $1.4 million increase in the provision for loan losses was primarily attributable to the organic growth in our loan portfolio. Net loan charge-offs amounted to $446,000 for the first six months of 2014, down from $618,000 for the first six months of 2013. Substantially all of the charge-offs in 2014 were attributable to loans that we acquired from our FDIC-assisted transactions.

Noninterest income

Noninterest income for the second quarter of 2014 was $2.5 million, up $419,000 or 20.4% from the first quarter of 2014.  The increase from the prior quarter was primarily related to the following:

·
A $750,000 increase in net gain from sale of loans.  During the second quarter of 2014, we sold $12.8 million in Small Business Administration (“SBA”) loans at an overall premium of 10% and $276,000 in commercial non-owner occupied loans.  That compares with sales of $4.7 million in SBA loans at an overall premium of 11% and $4.8 million in non-owner occupied and multi-family loans in the first quarter of 2014.

·
A $201,000 increase in other income.  During the first quarter of 2014, we recorded a non-recurring $180,000 market value loss related to loans held for sale that were moved to loans held for investment.

Partially offsetting these increases was a decrease of $574,000 in loan servicing fees, primarily as the result of the receipt in the first quarter of 2014 of a $500,000 loan fee related to the assumption of an existing loan.

Compared with the second quarter of 2013, noninterest income for the second quarter of 2014 increased by $40,000 or 1.6%.  The increase was primarily related to higher net gain from sale of loans of $1.1 million, partially offset by lower net gain from sale of investment securities of $970,000.

For the first six months of 2014, noninterest income totaled $4.5 million, up from $4.2 million for the first six months of 2013.  The increase of $368,000 or 8.9% was primarily related to higher net gain from sale of loans of $901,000 and loan servicing fees of $494,000, partially offset by a lower net gain from sale of investment securities of $908,000 and other income of $197,000.  The increase in loan servicing fees primarily related to a $500,000 loan fee associated with the assumption of an existing loan and the decrease in other income related to a nonrecurring $180,000 market value loss associated with loans held for sale, both of which occurred in the first half of 2014.

Noninterest Expense

Noninterest expense totaled $11.6 million for the second quarter of 2014, down $1.9 million or 14.0%, compared with the first quarter of 2014.  The decrease was primarily related to the following:

·
A $646,000 decrease in data processing and communications expense, primarily related to a nonrecurring $357,000 fee that was paid to terminate services from our payment processing system provider in the first quarter of 2014 and a more cost effective core operating system agreement;

·	A $626,000 decrease in one-time merger-related expenses associated with the first quarter acquisition of Infinity Franchise Holdings;
·	A $406,000 decrease in compensation and benefits costs, primarily related to lower employer payroll taxes in the second quarter, compared to the first quarter; and
·	A $208,000 decrease in legal, audit and professional fees, primarily related to a $192,000 fee paid in the first quarter of 2014 for services related to the upgrade in our core operating system.

Compared to the second quarter of 2013, noninterest expense for the second quarter of 2014 decreased by $4.2 million or 26.6%.  The decrease was primarily related to a $5.0 million decrease in one-time merger-related expenses, a $533,000 decrease in expenses related to other real estate owned operations and a $270,000 decrease in data processing and communications expenses.  These decreases were partially offset by increases in the second quarter of 2014 in compensation and benefits expense of $798,000, premises and occupancy of $237,000 and deposit expenses of $232,000.  These increases were primarily due to our acquisitions, as well as employees added in lending and credit areas to increase our loan production.

For the first six months of 2014, noninterest expense totaled $25.2 million, down $1.9 million or 6.9% from the first six months of 2013.  The decrease was primarily related to a $6.1 million decrease in one-time merger-related expenses and a decrease of $557,000 in expenses related to other real estate owned operations, partially offset by increases of $2.6 million in compensation and benefits, $833,000 in deposit expenses, $532,000 in premises and occupancy expense, $297,000 in other expense, $226,000 in data processing and communications expense and $167,000 in FDIC insurance premiums.  The increases in expenses were primarily due to costs associated with our acquisitions and expansion of our lending platform to increase loan production.

The Company’s efficiency ratio was 56.56% for the second quarter of 2014, compared to 67.96% for the first quarter of 2014 and 67.79% for the second quarter of 2013.  The improvement in the current quarter efficiency ratio was primarily from higher net interest income and gains from sales of loans along with lower data processing and communications expense.  For the second quarter of 2014, the Company’s noninterest expense to average asset ratio was 2.66%, compared to 3.27% in the first quarter of 2014, and 2.96% for the second quarter of 2013.

Income Tax

For the second quarter of 2014, our effective tax rate was 38.08%, compared with a 37.3% for the first quarter of 2014 and a negative effective tax rate of 57.6% for the second quarter of 2013. Operating results during the second quarter of 2013 included $955,000 of one-time merger-related costs that were treated as non-deductible for tax purposes. These expenses were largely the cause for the negative effective tax rate.  For the first half of 2014, our effective tax rate was 37.79%, compared to 42.4% for the first half of 2013.  The referenced one-time merger-related costs also impacted the difference between the effective tax rate for the first half of 2014, compared to the first half of 2013.

Assets and Liabilities

At June 30, 2014, assets totaled $1.9 billion, up $176.2 million or 10.0% from March 31, 2014, and up $207.3 million or 12.1% from December 31, 2013.  The increase in assets from March 31, 2014 was primarily related to increases in loans held for investment of $141.4 million, investment securities of $33.0 million and investments in stock of $4.4 million, partially offset by a decrease in cash and cash equivalents of $4.1 million.  The increase in assets since year-end 2013 was primarily related to loans held for investment of $226.6 million associated with organic loan growth and the acquisition of Infinity Franchise Holdings, which added assets at the acquisition date of $80.2 million. Partially offsetting those increases was a decrease in investment securities available for sale of $21.0 million and cash and cash equivalents of $6.5 million.

Investment securities available for sale totaled $235.1 million at June 30, 2014, up $33.0 million or 16.3% from March 31, 2014, but down $21.0 million or 8.2% from December 31, 2013.  The increase in securities available for sale during the second quarter of 2014 was primarily due to purchases of $60.7 million and an increase in market value of $1.8 million, partially offset by sales totaling $21.8 million and principal pay downs of $7.2 million.  The decrease in securities from December 31, 2013 was primarily related to sales of $77.8 million and principal pay downs of $13.4 million, partially offset by $66.3 million of investment security purchases and an improvement in unrealized loss on securities of $5.2 million.  The purchase of investment securities primarily related to investing excess liquidity from our bank acquisitions, while the sales were made to help fund loan production and to improve our interest-earning asset mix by redeploying investment funds into loans.

Net loans held for investment totaled $1.46 billion at June 30, 2014, an increase of $140.3 million or 10.7% from March 31, 2014, and an increase of $225.1 million or 18.3% from December 31, 2013.  The increase in loan balances since March 31, 2014 was primarily related to increases in commercial and industrial (“C&I”) loans of $47.7 million, warehouse facilities loans of $33.0 million, multi-family loans of $28.3 million, commercial non-owner occupied loans of $26.8 million, construction loans of $17.2 million and SBA loans of $4.1 million, partially offset by decreases in one-to-four family loans of $9.4 million and commercial owner occupied loans of $7.1 million.  The increase in loans from December 31, 2013 included increases in C&I loans of $132.5 million, primarily from the acquisition of Infinity Franchise Holdings which added $78.8 million of total loans at the acquisition date, as well as increases in real estate loans of $64.0 million, warehouse facility loans of $26.5 million and SBA loans of $4.5 million, partially offset by decreases in one-to-four family loans of $13.2 million and commercial owner occupied loans of $4.3 million.

Loan activity during the second quarter of 2014 included loan originations of $152.2 million, of which $104.8 million were funded at origination, and loan purchases of $54.2 million, partially offset by loan repayments of $45.4 million, loan sales of $13.0 million and an increase in undisbursed loan funds of $7.3 million.  During the second quarter of 2014, our loan originations were diversified across loan type and included $70.9 million in C&I loans, which consisted in part of $27.7 million in franchise business loans, $27.4 million in construction loans, $26.5 million in commercial non-owner occupied loans, $16.8 million in SBA loans, and $5.7 million in commercial owner occupied loans.  Loan originations for the second quarter of 2014 had a weighted average rate of 5.05%, compared to a weighted average rate of 4.98% in the first quarter of 2014.  At June 30, 2014, our loan to deposit ratio was 101.4%, up from 92.4% at March 31, 2014 and 95.2% at December 31, 2013.

At June 30, 2014, total deposits were $1.45 billion, up $10.4 million or 0.7% from March 31, 2014, and up $139.3 million or 10.7% from December 31, 2013.  The increase in deposits since March 31, 2014 was primarily related to increases in certificates of deposit of $16.5 million and money market of $5.9 million, partially offset by a decrease in interest-bearing checking of $8.4 million.  The increase in deposits since year-end 2013 included increases in certificates of deposit of $57.5 million, noninterest bearing checking of $44.1 million, money market of $31.5 million and interest-bearing checking of $8.0 million.

The total end of period weighted average cost of deposits at June 30, 2014 was 0.36%, up from 0.34% at March 31, 2014 and 0.33% at December 31, 2013.

At June 30, 2014, total borrowings amounted to $265.6 million, up $159.8 million or 151.0% from March 31, 2014 and $51.2 million or 23.9% from December 31, 2013.  The change in borrowings primarily related to overnight Federal Home Loan Bank (“FHLB”) advances used to supplement the funding of loans as deposit levels fluctuate.  Additionally, during the second quarter of 2014, repurchase agreement debt related to our home owners associations (“HOA”) business decreased $219,000 to $16.8 million.  At June 30, 2014, total borrowings represented 13.8% of total assets and had an end of period weighted average cost of 0.61%, compared with 6.1% of total assets at a weighted average cost of 1.22% at March 31, 2014 and 12.5% of total assets at a weighted average cost of 0.63% at December 31, 2013.

Asset Quality

At June 30, 2014, nonperforming assets totaled $2.7 million or 0.14% of total assets, down from $3.4 million or 0.20% of total assets at both March 31, 2014 and December 31, 2013.  During the second quarter of 2014, nonperforming loans decreased $733,000 to total $1.9 million and other real estate owned remained unchanged at $752,000.

At June 30, 2014, our allowance for loan losses was $9.7 million, up $1.0 million from March 31, 2014 and $1.5 million from December 31, 2013.  At June 30, 2014, our allowance for loan losses as a percent of nonaccrual loans was 501.44%, up from 324.8% at March 31, 2014 and 364.3% at December 31, 2013.  At June 30, 2014, the ratio of allowance for loan losses to total gross loans was 0.66%, unchanged from the percentage at both March 31, 2014 and December 31, 2013.  Including the loan fair market value discounts recorded in connection with our acquisitions, the allowance for loan losses to total gross loans ratio was 0.85% at June 30, 2014, compared with 0.88% at March 31, 2013 and 0.93% at December 31, 2013.

Stock Repurchase Program and Capital Ratios

During the second quarter of 2014, we repurchased 175,543 shares of our Company’s common stock at a weighted average cost of $14.08.  The repurchases were made pursuant to a stock repurchase program authorized by the Company’s Board of Directors in June 2012.  The current program authorizes the repurchase of up to 1,000,000 shares of the Company’s common stock.  Through June 30, 2014, the Company has repurchased 262,897 shares of its common stock at an average cost of $14.13 under the current authorization.

At June 30, 2014, our ratio of tangible common equity to total assets was 8.62%, with a tangible book value of $9.56 per share and a book value per share of $11.26.

At June 30, 2014, Pacific Premier Bank exceeded all regulatory capital requirements with a ratio for tier 1 leverage capital of 9.85%, tier 1 risked-based capital of 10.83% and total risk-based capital of 11.46%.  These capital ratios exceeded the “well capitalized” standards defined by the federal banking regulators of 5.00% for tier 1 leverage capital, 6.00% for tier 1 risked-based capital and 10.00% for total risk-based capital.  At June 30, 2014, the Company had a ratio for tier 1 leverage capital of 10.04%, tier 1 risked-based capital of 10.99% and total risk-based capital of 11.62%.

Conference Call and Webcast

The Company will host a conference call at 9:00 a.m. PT / 12:00 p.m. ET on July 23, 2014 to discuss its financial results.  Analysts and investors may participate in the question-and-answer session.  The conference call will be webcast live on the Investor Relations section of the Company’s website www.ppbi.com and an archived version of the webcast will made be available in the same location shortly after the live call has ended.  The conference call can be accessed by telephone at (888) 317-6016 and ask to join the “Pacific Premier Bancorp” conference call.  Additionally a telephone replay will be made available through July 31, 2014 at (877) 344-7529, access code 10049444.

About Pacific Premier Bancorp, Inc.

Pacific Premier Bancorp, Inc. is the holding company for Pacific Premier Bank, one of the largest community banks headquartered in Southern California.  Pacific Premier Bank is a business bank primarily focused on serving small- and medium-sized businesses in the counties of Los Angeles, Orange, Riverside, San Bernardino and San Diego, California.  Pacific Premier Bank offers a diverse range of lending products including commercial, CRE, construction, residential warehouse and SBA loans, as well as specialty banking products for HOAs and franchise lending nationwide.  Pacific Premier Bank serves its customers through its 13 full-service depository branches in Southern California located in the cities of Encinitas, Huntington Beach, Irvine, Los Alamitos, Newport Beach, Palm Desert, Palm Springs, San Bernardino, San Diego and Seal Beach.

FORWARD-LOOKING COMMENTS

The statements contained herein that are not historical facts are forward-looking statements based on management's current expectations and beliefs concerning future developments and their potential effects on the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. The Company cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. These risks and uncertainties include, but are not limited to, the following: the strength of the United States economy in general and the strength of the local economies in which we conduct operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; the timely development of competitive new products and services and the acceptance of these products and services by new and existing customers; the willingness of users to substitute competitors’ products and services for the Company’s products and services; the impact of changes in financial services policies, laws and regulations (including the Dodd-Frank Wall Street Reform and Consumer Protection Act) and of governmental efforts to restructure the U.S. financial regulatory system; technological changes; the effect of acquisitions that the Company may make, if any, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from its acquisitions; changes in the level of the Company’s nonperforming assets and charge-offs; oversupply of inventory and continued deterioration in values of California real estate, both residential and commercial; the effect of changes in accounting policies and practices, as may be adopted from time-to-time by bank regulatory agencies, the Securities and Exchange Commission (“SEC”), the Public Company Accounting Oversight Board, the Financial Accounting Standards Board or other accounting standards setters; possible other-than-temporary impairment of securities held by us; changes in consumer spending, borrowing and savings habits; the effects of the Company’s lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; ability to attract deposits and other sources of liquidity; changes in the financial performance and/or condition of our borrowers; changes in the competitive environment among financial and bank holding companies and other financial service providers; unanticipated regulatory or judicial proceedings; and the Company’s ability to manage the risks involved in the foregoing.  Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the 2013 Annual Report on Form 10-K of Pacific Premier Bancorp, Inc. filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov).

The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

Contact:

Pacific Premier Bancorp, Inc.

Steve Gardner
President/CEO
949.864.8000

Kent J. Smith
Executive Vice President/CFO
949.864.8000

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except share data)
(Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
ASSETS	2014	2014	2013	2013	2013

Cash and due from banks	$120,016	$124,143	$126,787	$61,393	$103,946
Federal funds sold	276	276	26	26	26
Cash and cash equivalents	120,292	124,419	126,813	61,419	103,972
Investment securities available for sale	235,116	202,142	256,089	282,846	313,047
FHLB and other stock, at cost	18,494	14,104	15,450	10,827	11,917
Loans held for sale, net	-	-	3,147	3,176	3,617
Loans held for investment	1,466,768	1,325,372	1,240,123	1,138,969	1,055,430
Allowance for loan losses	(9,733)	(8,685)	(8,200)	(7,994)	(7,994)
Loans held for investment, net	1,457,035	1,316,687	1,231,923	1,130,975	1,047,436
Accrued interest receivable	6,645	5,865	6,254	5,629	5,766
Other real estate owned	752	752	1,186	1,186	1,186
Premises and equipment	9,344	9,643	9,864	9,829	9,997
Deferred income taxes	10,796	9,180	8,477	9,029	8,644
Bank owned life insurance	26,445	26,240	24,051	23,862	23,674
Intangible assets	6,121	6,374	6,628	6,881	7,135
Goodwill	22,950	22,950	17,428	17,428	18,234
Other assets	7,535	6,926	6,877	5,933	3,833
TOTAL ASSETS	$1,921,525	$1,745,282	$1,714,187	$1,569,020	$1,558,458
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Deposit accounts:
Noninterest bearing	$410,843	$412,871	$366,755	$363,606	$345,063
Interest bearing	1,034,738	1,022,332	939,531	920,528	969,126
Total deposits	1,445,581	1,435,203	1,306,286	1,284,134	1,314,189
FHLB advances and other borrowings	255,287	95,506	204,091	86,474	48,082
Subordinated debentures	10,310	10,310	10,310	10,310	10,310
Accrued expenses and other liabilities	18,166	15,403	18,274	16,948	17,066
TOTAL LIABILITIES	1,729,344	1,556,422	1,538,961	1,397,866	1,389,647
STOCKHOLDERS’ EQUITY:
Common stock, $.01 par value; 25,000,000 shares authorized; shares issued and outstanding of 17,068,641, 17,224,977, 16,656,279, 16,641,991, and 16,635,786 at June 30, 2014, March 31, 2014, December 31, 2013, September 30, 2013, and June 30, 2013, respectively	171	172	166	166	166
Additional paid-in capital	149,942	152,325	143,322	143,014	142,759
Retained earnings	42,090	37,447	34,815	30,611	27,545
Accumulated other comprehensive loss, net of tax benefit of ($16), ($757), ($2,152), ($1,843), and ($1,160) at June 30, 2014, March 31, 2014, December 31, 2013, September 30, 2013, and June 30, 2013, respectively	(22)	(1,084)	(3,077)	(2,637)	(1,659)
TOTAL STOCKHOLDERS’ EQUITY	192,181	188,860	175,226	171,154	168,811
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,921,525	$1,745,282	$1,714,187	$1,569,020	$1,558,458

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2014	2014	2013	2014	2013
INTEREST INCOME
Loans	$17,922	$16,585	$13,688	$34,507	$27,084
Investment securities and other interest-earning assets	1,309	1,437	1,248	2,746	2,087
Total interest income	19,231	18,022	14,936	37,253	29,171
INTEREST EXPENSE
Deposits	1,203	1,069	1,033	2,272	2,052
FHLB advances and other borrowings	255	243	238	498	478
Subordinated debentures	75	75	76	150	153
Total interest expense	1,533	1,387	1,347	2,920	2,683
NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES	17,698	16,635	13,589	34,333	26,488
PROVISION FOR LOAN LOSSES	1,030	949	322	1,979	618
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	16,668	15,686	13,267	32,354	25,870
NONINTEREST INCOME
Loan servicing fees	282	856	318	1,138	644
Deposit fees	463	454	457	917	897
Net gain from sales of loans	1,298	548	222	1,846	945
Net gain from sales of investment securities	98	62	1,068	160	1,068
Other-than-temporary impairment recovery (loss) on investment securities, net	10	13	(5)	23	(35)
Other income	320	119	371	439	636
Total noninterest income	2,471	2,052	2,431	4,523	4,155
NONINTEREST EXPENSE
Compensation and benefits	6,485	6,891	5,687	13,376	10,784
Premises and occupancy	1,566	1,588	1,329	3,154	2,622
Data processing and communications	485	1,131	755	1,616	1,390
Other real estate owned operations, net	41	13	574	54	611
FDIC insurance premiums	266	237	196	503	336
Legal, audit and professional expense	385	593	249	978	844
Marketing expense	242	176	264	418	470
Office and postage expense	345	369	322	714	585
Loan expense	191	184	184	375	432
Deposit expense	747	761	515	1,508	675
Merger related expense	-	626	4,978	626	6,723
Other expense	888	972	803	1,860	1,563
Total noninterest expense	11,641	13,541	15,856	25,182	27,035
NET INCOME (LOSS) BEFORE INCOME TAX	7,498	4,197	(158)	11,695	2,990
INCOME TAX	2,855	1,565	91	4,420	1,267
NET INCOME (LOSS)	$4,643	$2,632	$(249)	$7,275	$1,723

EARNINGS (LOSS) PER SHARE
Basic	$0.28	$0.15	$(0.02)	$0.43	$0.12
Diluted	$0.27	$0.15	$(0.02)	$0.42	$0.11

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	17,124,337	17,041,594	15,516,537	17,083,194	14,939,179
Diluted	17,476,390	17,376,001	15,516,537	17,422,928	15,721,262

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
STATISTICAL INFORMATION
(dollars in thousands)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2014	2014	2013	2014	2013

Profitability and Productivity
Net interest margin	4.26%	4.30%	4.01%	4.28%	4.28%
Noninterest expense to average total assets	2.66	3.27	4.51	2.96	4.19
Efficiency ratio (1)	56.56	67.96	67.79	62.04	65.67
Return on average assets	1.06	0.64	(0.07)	0.85	0.27
Return on average equity	9.79	5.77	(0.63)	7.82	2.30
Return on average tangible common equity (2)	11.96	7.22	(0.41)	9.63	2.70
Full-time equivalents, at period end	253.0	240.0	215.0	253.0	215.0

Asset and liability activity
Loans originated and purchased	$206,409	$186,853	$189,443	$393,262	$305,701
Repayments	(45,449)	(77,555)	(33,375)	(123,004)	(78,619)
Loans sold	(13,045)	(9,508)	(2,172)	(22,553)	(7,220)
Increase in loans, net	140,348	81,617	113,576	221,965	73,159
Increase in assets	176,243	31,095	151,803	207,338	384,666
Increase in deposits	10,378	128,917	128,470	139,295	409,421
Increase (decrease) in borrowings	159,781	(108,585)	3,891	51,196	(67,418)

(1) Represents the ratio of noninterest expense less other real estate owned operations, core deposit intangible amortization and non-recurring merger related expense to the sum of net interest income before provision for loan losses and total noninterest income less gains/(loss) on sale of securities, other-than-temporary impairment recovery (loss) on investment securities, and gain on FDIC-assisted transactions.

(2) A reconciliation of the non-GAAP measures of average tangible common equity to the GAAP measures of common stockholders' equity is set forth below.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
STATISTICAL INFORMATION

	Average Balance Sheet
	Three Months Ended			Three Months Ended			Three Months Ended
	June 30, 2014			March 31, 2014			June 30, 2013
	Average		Average	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Assets	(dollars in thousands)
Interest-earning assets:
Cash and cash equivalents	$79,600	$37	0.19%	$70,341	$27	0.16%	$98,451	$60	0.24%
Federal funds sold	276	-	-	192	-	-	26	-	-
Investment securities	225,294	1,272	2.26	243,847	1,410	2.31	297,912	1,188	1.60
Loans receivable, net (1)	1,362,030	17,922	5.28	1,254,407	16,585	5.36	964,486	13,688	5.69
Total interest-earning assets	1,667,200	19,231	4.63%	1,568,787	18,022	4.65%	1,360,875	14,936	4.40%
Noninterest-earning assets	84,845			87,095			44,064
Total assets	$1,752,045			$1,655,882			$1,404,939
Liabilities and Equity
Interest-bearing deposits:
Interest checking	$134,051	$39	0.12%	$137,658	$38	0.11%	$114,626	$28	0.10%
Money market	456,466	343	0.30	435,188	314	0.29	329,008	223	0.27
Savings	74,406	27	0.15	75,904	28	0.15	78,150	29	0.15
Time	359,446	794	0.89	329,026	689	0.85	340,855	753	0.89
Total interest-bearing deposits	1,024,369	1,203	0.47	977,776	1,069	0.44	862,639	1,033	0.48
FHLB advances and other borrowings	103,813	255	0.99	85,019	243	1.16	53,891	238	1.77
Subordinated debentures	10,310	75	2.92	10,310	75	2.95	10,310	76	2.96
Total borrowings	114,123	330	1.16	95,329	318	1.35	64,201	314	1.96
Total interest-bearing liabilities	1,138,492	1,533	0.54%	1,073,105	1,387	0.52%	926,840	1,347	0.58%
Noninterest-bearing deposits	408,318			389,513			309,311
Other liabilities	15,562			10,951			9,645
Total liabilities	1,562,372			1,473,569			1,245,796
Stockholders' equity	189,673			182,313			159,143
Total liabilities and equity	$1,752,045			$1,655,882			$1,404,939
Net interest income		$17,698			$16,635			$13,589
Net interest rate spread (2)			4.09%			4.13%			3.82%
Net interest margin (3)			4.26%			4.30%			4.01%
Ratio of interest-earning assets to interest-bearing liabilities			146.44%			146.19%			146.83%

(1) Average balance includes loans held for sale and nonperforming loans and is net of deferred loan origination fees, unamortized discounts and premiums, and allowance for loan losses.
(2) Represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(3) Represents net interest income divided by average interest-earning assets.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
STATISTICAL INFORMATION

	Average Balance Sheet
	Six Months Ended			Six Months Ended
	June 30, 2014			June 30, 2013
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Assets	(dollars in thousands)
Interest-earning assets:
Cash and cash equivalents	$74,996	$64	0.17%	$83,879	$98	0.24%
Federal funds sold	234	-	-	27	-	-
Investment securities	234,519	2,682	2.29	216,854	1,989	1.83
Loans receivable, net (1)	1,308,514	34,507	5.32	946,631	27,084	5.77
Total interest-earning assets	1,618,263	37,253	4.64%	1,247,391	29,171	4.71%
Noninterest-earning assets	85,967			41,789
Total assets	$1,704,230			$1,289,180
Liabilities and Equity
Interest-bearing deposits:
Interest checking	$135,845	$77	0.11%	$74,914	$37	0.10%
Money market	445,886	657	0.30	296,504	397	0.27
Savings	75,151	55	0.15	79,686	64	0.16
Time	344,320	1,483	0.87	345,554	1,554	0.91
Total interest-bearing deposits	1,001,202	2,272	0.46	796,658	2,052	0.52
FHLB advances and other borrowings	94,468	498	1.06	49,355	478	1.95
Subordinated debentures	10,310	150	2.93	10,310	153	2.99
Total borrowings	104,778	648	1.25	59,665	631	2.13
Total interest-bearing liabilities	1,105,980	2,920	0.53%	856,323	2,683	0.63%
Noninterest-bearing deposits	398,967			273,440
Other liabilities	13,260			9,685
Total liabilities	1,518,207			1,139,448
Stockholders' equity	186,023			149,732
Total liabilities and equity	$1,704,230			$1,289,180
Net interest income		$34,333			$26,488
Net interest rate spread (2)			4.11%			4.08%
Net interest margin (3)			4.28%			4.28%
Ratio of interest-earning assets to interest-bearing liabilities			146.32%			145.67%

(1) Average balance includes loans held for sale and nonperforming loans and is net of deferred loan origination fees, unamortized discounts and premiums, and allowance for loan losses.
(2) Represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(3) Represents net interest income divided by average interest-earning assets.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
STATISTICAL INFORMATION
(dollars in thousands)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2014	2014	2013	2013	2013

Loan Portfolio
Business loans:
Commercial and industrial	$319,541	$271,877	$187,035	$173,720	$146,240
Commercial owner occupied (1)	216,784	223,848	221,089	222,162	201,802
SBA	15,115	11,045	10,659	6,455	5,820
Warehouse facilities	114,032	81,033	87,517	49,104	135,317
Real estate loans:
Commercial non-owner occupied	360,288	333,490	333,544	304,979	295,767
Multi-family	251,512	223,200	233,689	218,929	172,797
One-to-four family (2)	132,020	141,469	145,235	152,667	84,672
Construction	47,034	29,857	13,040	2,835	2,135
Land	6,271	6,170	7,605	7,371	10,438
Other loans	3,753	3,480	3,839	3,793	4,969
Total gross loans (3)	1,466,350	1,325,469	1,243,252	1,142,015	1,059,957
Less loans held for sale, net	-	-	(3,147)	(3,176)	(3,617)
Total gross loans held for investment	1,466,350	1,325,469	1,240,105	1,138,839	1,056,340
Deferred loan origination costs/(fees) and premiums/(discounts)	418	(97)	18	130	(910)
Allowance for loan losses	(9,733)	(8,685)	(8,200)	(7,994)	(7,994)
Loans held for investment, net	$1,457,035	$1,316,687	$1,231,923	$1,130,975	$1,047,436

Asset Quality
Nonaccrual loans	$1,941	$2,674	$2,251	$1,153	$2,032
Other real estate owned	752	752	1,186	1,186	1,186
Nonperforming assets	$2,693	$3,426	$3,437	$2,339	$3,218
Allowance for loan losses	9,733	8,685	8,200	7,994	7,994
Allowance for loan losses as a percent of total nonperforming loans	501.44%	324.79%	364.28%	693.32%	393.41%
Nonperforming loans as a percent of gross loans	0.13	0.20	0.18	0.10	0.19
Nonperforming assets as a percent of total assets	0.14	0.20	0.20	0.15	0.21
Net loan charge-offs (recoveries) for the quarter ended	$(18)	$464	$390	$646	$322
Net loan charge-offs (recoveries) for quarter to average total loans, net	(0.01%)	0.15%	0.13%	0.25%	0.13%
Allowance for loan losses to gross loans	0.66	0.66	0.66	0.70	0.75

Delinquent Loans:
30 - 59 days	$236	$118	$969	$724	$669
60 - 89 days	994	32	-	214	580
90+ days (4)	72	1,427	1,143	111	1,073
Total delinquency	$1,302	$1,577	$2,112	$1,049	$2,322
Delinquency as a % of total gross loans	0.09%	0.12%	0.17%	0.09%	0.22%

(1) Majority secured by real estate.
(2) Includes second trust deeds.
(3) Total gross loans for June 30, 2014 are net of the unaccreted mark-to-market discounts on Canyon National loans of $1.6 million, on Palm Desert National loans of $2.0 million, and on San Diego Trust loans of $143,000 and of the mark-to-market premium on First Associations loans of $41,000.

(4) All 90 day or greater delinquencies are on nonaccrual status and reported as part of nonperforming assets.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
STATISTICAL INFORMATION
(dollars in thousands, except per share data)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2014	2014	2013	2013	2013

Deposit Accounts
Noninterest-bearing checking	$410,843	$412,871	$366,755	$363,606	$345,063
Interest-bearing:
Checking	128,911	137,285	120,886	106,740	124,790
Money market	459,118	453,261	427,577	446,885	425,884
Savings	74,554	76,087	76,412	80,867	81,277
Time	372,155	355,699	314,656	286,036	337,175
Total interest-bearing	1,034,738	1,022,332	939,531	920,528	969,126
Total deposits	$1,445,581	$1,435,203	$1,306,286	$1,284,134	$1,314,189

Pacific Premier Bank Capital Ratios
Tier 1 leverage ratio	9.85%	10.26%	10.03%	10.02%	10.97%
Tier 1 risk-based capital ratio	10.83%	12.06%	12.34%	13.28%	13.34%
Total risk-based capital ratio	11.46%	12.71%	12.97%	13.96%	14.07%

Pacific Premier Bancorp, Inc. Capital Ratios
Tier 1 leverage ratio	10.04%	10.45%	10.29%	10.19%	11.15%
Tier 1 risk-based capital ratio	10.99%	12.23%	12.54%	13.48%	13.54%
Total risk-based capital ratio	11.62%	12.88%	13.17%	14.16%	14.27%
Tangible common equity ratio (1)	8.62%	9.30%	8.94%	9.51%	9.36%

Share Data
Book value per share	$11.26	$10.96	$10.52	$10.28	$10.15
Tangible book value per share (1)	9.56	9.26	9.08	8.82	8.62
Closing stock price	14.09	16.14	15.74	13.42	12.22

(1) A reconciliation of the non-GAAP measures of tangible common equity and tangible book value per share to the GAAP measures of common stockholders' equity and book value per share is set forth below.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
STATISTICAL INFORMATION
(dollars in thousands, except per share data)

GAAP Reconciliations

For periods presented below, adjusted net income and adjusted diluted earnings per share are non-GAAP financial measures derived from GAAP-based amounts. We calculate these figures by excluding merger related expenses in period results. Management believes that the exclusion of such items from these financial measures provides useful information to an understanding of the operating results of our core business. However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these adjusted measures, this presentation may not be comparable to other similarly titled adjusted measures reported by other companies.

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2014	2014	2013	2014	2013

Net income	$4,643	$2,632	$(249)	$7,275	$1,723
Plus merger related expenses, net of tax	-	393	3,268	393	4,361
Adjusted net income	$4,643	$3,025	$3,019	$7,668	$6,084

Diluted earnings per share	$0.27	$0.15	$(0.02)	$0.42	$0.11
Plus merger related expenses, net of tax	0.00	0.02	0.21	0.02	0.28
Adjusted diluted earnings per share	$0.27	$0.17	$0.19	$0.44	$0.39

For periods presented below, adjusted net income and adjusted average tangible common equity are non-GAAP financial measures derived from GAAP-based amounts. We calculate these figures by adjusting net income for the effect of CDI amortization and exclude the average CDI and average goodwill from the average stockholders' equity during the period. Management believes that the exclusion of such items from these financial measures provides useful information to an understanding of the operating results of our core business. However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these adjusted measures, this presentation may not be comparable to other similarly titled adjusted measures reported by other companies.

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2014	2014	2013	2014	2013

Net income	$4,643	$2,632	$(249)	$7,275	$1,723
Plus: Tax effected CDI amortization	157	159	103	316	148
Adjusted net income	$4,800	$2,791	$(146)	$7,591	$1,871

Average stockholders' equity	$189,673	$182,313	$159,143	$186,023	$149,732
Less: Average core deposit intangible	6,248	6,501	4,536	6,375	3,760
Less: Average goodwill	22,950	21,109	12,205	22,030	7,156
Average tangible common equity	$160,475	$154,703	$142,402	$157,618	$138,816

Return on average tangible common equity	11.96%	7.22%	(0.41%)	9.63%	2.70%

Tangible common equity to tangible assets (the "tangible common equity ratio") and tangible book value per share are non-GAAP financial measures derived from GAAP-based amounts. We calculate the tangible common equity ratio by excluding the balance of intangible assets from common stockholders' equity and dividing by tangible assets. We calculate tangible book value per share by dividing tangible common equity by common shares outstanding, as compared to book value per share, which we calculate by dividing common stockholders' equity by shares outstanding. We believe that this information is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios. Accordingly, we believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our capital position and ratios. However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures reported by other companies.

	June 30,	March 31,	December 31,	September 30,	June 30,
	2014	2014	2013	2013	2013

Total stockholders' equity	$192,181	$188,860	$175,226	$171,154	$168,811
Less: Intangible assets	(29,071)	(29,324)	(24,056)	(24,309)	(25,369)
Tangible common equity	$163,110	$159,536	$151,170	$146,845	$143,442

Book value per share	$11.26	$10.96	$10.52	$10.28	$10.15
Less: Intangible book value per share	(1.70)	(1.70)	(1.44)	(1.46)	(1.53)
Tangible book value per share	$9.56	$9.26	$9.08	$8.82	$8.62

Total assets	$1,921,525	$1,745,282	$1,714,187	$1,569,020	$1,558,458
Less: Intangible assets	(29,071)	(29,324)	(24,056)	(24,309)	(25,369)
Tangible assets	$1,892,454	$1,715,958	$1,690,131	$1,544,711	$1,533,089

Tangible common equity ratio	8.62%	9.30%	8.94%	9.51%	9.36%